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                                                                    EXHIBIT 99.4

USTRUST                                           GUARANTY (UNLIMITED)
                                                     TOY BUILDING, LLC

       In consideration of USTrust (hereinafter called the "BANK") extending credit or otherwise in its discretion giving time, financial or other accommodations to LEARNINGEXPRESS.COM LLC (hereinafter called the "BORROWER"), the undersigned (hereinafter called the "GUARANTOR") hereby unconditionally guarantees to the Bank that (a) the Borrower will duly and punctually pay or perform, at the place specified therefor, or if no place is specified, at the Bank's Head Office or at the branch of the Bank where this Guaranty is given, all indebtedness, obligations and liabilities, direct or indirect, matured or unmatured, primary or secondary, certain or contingent, of the Borrower to the Bank, now or hereafter owing or incurred (including without limitation costs and expenses incurred by the Bank in attempting to collect or enforce any of the foregoing) which are chargeable to the Borrower either by law or under the terms of the Bank's arrangements with the Borrower accrued in each case to the date of payment hereunder (collectively the "OBLIGATIONS" and individually an "OBLIGATION"); and (b) if there is an agreement or instrument evidencing or executed and delivered in connection with any Obligation, the Borrower will perform in all other respects strictly in accordance with the terms thereof.

       This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance by the Borrower of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Bank first attempt to collect any of the Obligations from the Borrower or any other party primarily or secondarily liable with respect thereto or resort to any security or other means of obtaining payment of any of the Obligations which the Bank now has or may acquire after the date hereof, or upon any other contingency whatsoever.

       Upon any default by the Borrower in the full and punctual payment and performance of the Obligations, the liabilities and obligations of the Guarantor hereunder shall, at the option of the Bank, become forthwith due and payable to the Bank without demand or notice of any nature, all of which are expressly waived by the Guarantor. Payments by the Guarantor hereunder may be required by the Bank on any number of occasions.

       The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Bank forthwith upon demand, in funds immediately available to the Bank, all costs and expenses (including court costs and legal expenses) incurred or expended by the Bank in connection with this Guaranty and the enforcement hereof, together with interest on amounts recoverable under this Guaranty from the time such amounts become due until payment at the usual rate charged by the Bank in similar circumstances.

       The liability of the Guarantor hereunder shall be unlimited in amount.


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       The obligations of the Guarantor under this Guaranty shall continue in full force and effect until ten (10) days after the Bank shall have received from the Guarantor written notice of the Guarantor's intention to discontinue this Guaranty, notwithstanding any intermediate or temporary payment or settlement of the whole or any part of the Obligations. No such notice shall affect the liability of the Guarantor hereunder with respect to any Obligations incurred by Borrower to the Bank or with respect to which the Bank has become committed prior to ten (10) days after the receipt of such notice. In the event of any such discontinuance of this Guaranty, all checks, drafts, notes, instruments (negotiable or otherwise) and writings drawn or made by or for the account of the Borrower on the Bank or any of its agents purporting to be dated on or before ten (10) days after the date such discontinuance is received by the Bank, although presented to and paid or accepted by the Bank after that date, shall form part of the Obligations. No such notice shall be effective unless received and acknowledged by an officer of the Bank at its Head Office or at the branch of the Bank where this Guaranty is given.

       The Guarantor grants to the Bank, as security for the full and punctual payment and performance of the Guarantor's obligations hereunder, a continuing lien on and security interest in all securities or other property belonging to the Guarantor now or hereafter held by the Bank and in and in all deposits and other sums credited by or due from the Bank to the Guarantor or subject to withdrawal by the Guarantor; and regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, the Bank may at any time and without notice to the Guarantor set off the whole or any portion or portions of any or all such deposits and other sums against amounts payable under this Guaranty, whether or not any other person or persons could also withdraw money therefrom.

       The Bank shall be at liberty, without giving notice to or obtaining the assent of the Guarantor, and without relieving the Guarantor of any liability hereunder, to deal with the Borrower and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as the Bank in its sole discretion deems fit, and to this end the Guarantor gives to the Bank full authority in its sole discretion to do any or all of the following things: (a) extend credit, make loans and afford other financial accommodations to the Borrower at such times, in such amounts and on such terms as the Bank may approve; (b) vary the terms and grant extensions or renewals of any present or future indebtedness or obligation to the Bank of the Borrower or of any such other party; (c) grant time, waivers and other indulgences in respect thereto; (d) vary, exchange, release or discharge, wholly or partially, or delay in or abstain from perfecting and enforcing any security or guaranty or other means of obtaining payment of any of the Obligations which the Bank now has or acquires after the date hereof; (e) accept partial payments from the Borrower or any such other party; (f) release or discharge, wholly or partially, any endorser or guarantor; and (g) compromise or make any settlement or other arrangement with the Borrower or any such other party.


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       If for any reason the Borrower has no legal existence or is under no legal obligation to discharge any of the Obligations undertaken or purported to be undertaken by it or on its behalf, or if any of the moneys included in the Obligations have become unrecoverable from the Borrower by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal debtor on all such Obligations. This Guaranty shall be in addition to any other guaranty or other security for the Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guaranty or security. Notwithstanding any payment by the Borrower to the Bank of the whole or any portion of the Obligations, if the Bank shall be required to pay any amount so paid to the Bank to a Trustee in Bankruptcy of the Borrower, the Guarantor shall remain liable for any sums so paid to said Trustee.

       The Guarantor waives notice of acceptance hereof, notice of any action taken or omitted by the Bank in reliance hereon, and any requirement that the Bank be diligent or prompt in making demands hereunder, giving notice to any default by the Borrower or asserting any other right of the Bank hereunder. The Guarantor also irrevocably waives, to the fullest extent permitted by law, all defenses which at any time may be available in respect of the Guarantor's Obligations hereunder by virtue of any homestead exemption, statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect.

       The Guarantor will not, by paying any sum recoverable hereunder (whether or not demanded by the Bank) or by any means or on any other ground, claim any set off or counterclaim against the Borrower in respect of any liability of the Guarantor to the Borrower or, in proceedings under the Bankruptcy Code or insolvency proceedings of any nature, prove in competition with the Bank in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of the Borrower or the benefit of any other security for any Obligation which, now or hereafter, the Bank may hold or in which it may have any share or have any right of subrogation, reimbursement or indemnity or right of recourse to any security which the Bank may have or hold with respect to the Obligations until such Obligations are paid in full.

       Any demand on or notice to the Guarantor shall be in writing and shall be effective when handed to the Guarantor or left at or mailed or sent by telegraph to the Guarantor's usual or last known address.

       No provision of this Guaranty can be changed, waived or discharged except by an instrument in writing signed by the Bank and the Guarantor expressly referring to the provision of this Guaranty to which such instrument relates, and no such waiver shall extend to, affect, or impair any right with respect to any Obligation which is not expressly dealt with therein. No course of dealing or delay or omission on the part of the Bank in exercising any right shall


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operate as a waiver thereof or otherwise be prejudicial thereto.

       This Guaranty is intended to take effect as a sealed instrument to be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and shall inure to the benefit of the Bank and its successors in title and assigns, and shall be binding on the Guarantor and the Guarantor's heirs, assigns and legal representatives.

       IN WITNESS WHEREOF, the Guarantor has executed this Guaranty or has caused this Guaranty to be executed on its behalf by an officer or other person thereunto duly authorized on the 29th day of December, 1999.

Witness:                              TOY BUILDING, LLC


/s/ Brian T. Garrity                     /s/ Sharon DiMinico
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                                             Sharon Diminico, Manager


Witness:

/s/ Brian T. Garrity                     By: Louis J. DiMinico
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                                             Louis J. DiMinico, Manager
                                             29 Buena Vista Street
                                             Harvard, MA 01451



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